IRREVOCABLE ASSIGNMENT OF LICENSE

Canamera Management
&
AWG International Inc.

This Irrevocable Assignment of License (the "Agreement") is effective April 13th , 2010.

BETWEEN: Canamera Management (the "Assignor"), a company organized and existing under the laws of the Republic of Panama located at: Orilla & Guardia, Obarrio, Torre ada Technologies Piso 7, Panama City, Republic of Panama

AND: AWG International Inc(the "Assignee"), a company organized and existing under the laws of the State of Nevada with its head office located at: #544 1313 E. Maple St. Suite #201 Bellingham, WA. USA, 98225

WHEREAS by this Irrevocable Assignment of License Agreement effective April 13th , 2010 (hereinafter the "Agreement"), made between Canamera Management as Assignor and AWG International Inc. as Assignee, the said Assignor does grant and transfer unto the Assignee this exclusive irrevocable license under the provisions of the License Agreement Between Everest Water & Canamera dated April13th, 2010 (hereinafter the "Everest License"), a copy of which is attached hereto.

AND WHEREAS the principal shareholders of Assignor are the founders and principal shareholders of Assignee;

AND WHEREAS the Assignor has agreed to assign and transfer the Everest License to the Assignee, who has agreed to purchase same;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of 250,000 shares of Common Stock of Assignee, with an agreed to value of $7,500,000 (seven million five hundred thousand US dollars), and other good and valuable consideration now paid by the Assignee to the Assignor (the receipt and sufficiency whereof is hereby acknowledged) the Assignor does hereby irrevocably assign, transfer and set over unto and to the Assignee all of the Assignor's rights, title and interest in and to the Everest License, together with the residue unexpired of the terms of years in the Everest Agreement.

AND, Assignee agrees to will assume all responsibilities and obligations of Assignor under the terms of the Everest Agreement;

AND the Assignor covenants with the Assignee that all the subsisting rights and all the subsisting obligations of the Licensee under the terms of the Everest License, the Assignor under terms of this Agreement, and the Licensor under the terms of the Everest License, being Everest Water Ltd., respectively are contained in the Everest License and that there are no other agreements between the Licensee and the Licensor now in effect pertaining to such rights and obligations ,a copy of which has been provided to the Assignee, and Assignee acknowledges receipt thereof.

AND the Assignee covenants with the Assignor that the Assignee shall and will from time to time during all the residue of the term granted by the Everest License make all payments and accept all of the Licensee's covenants, fulfill all of Licensee's conditions and agreements contained in the Everest License, and indemnify and forever save harmless the Assignor named in the Everest License and therefrom and from all actions, suits, costs, losses, charges, damages and expenses for and in respect thereof.

THE Assignee agrees, that it will notify Everest Water Ltd. of this Agreement, at the discretion of Everest Water Ltd., that it will undertake, together with its principals, to execute a new license agreement and on similar terms and conditions within 90 days of presentment of said notice.

THE undersigned hereby acknowledge that (i) the essential stipulations of the present assignment were not imposed by Assignor and were negotiable, and that it is accordingly not a contract of adhesion within the meaning of: (ii) they have signed same in a free and enlightened manner, without error, fear or lesion, intending in good faith to be bound thereby; (iii) they have had the benefit of independent legal counsel in connection therewith; (iv) the contents of the present deemed assignment, the Everest License have been expressly brought to their attention; (v) an adequate explanation of the nature and scope of the clauses thereof has been given to them; and (vi) the said clauses are not excessively or unreasonably detrimental to them and are not therefore not in good faith.

This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

IN WITNESS WHEREOF, each party to this agreement has caused it to be executed on the date indicated above.

ASSIGNOR	ASSIGNEE
Canamera Management	AWG International Inc.
Maribel Mendoza de Collado	
Authorized Signature	Authorized Signature
Maribel Mendoza de Collado / President	Keith White
Print Name and Title	Print Name and Title